                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A


                        AMENDMENT NO. 1 TO CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported) June 6, 1997

                         Bristol Retail Solutions, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                       0-21633                  58-2235556
(State or other juridiction            (Commission             (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)

5000 Birch Street, Suite 205, Newport Beach, California             92660
      (Address of prinicipal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (714) 475-0800

                        Bristol Technology Systems, Inc.
          18201 Von Karman Avenue, Suite 305, Irvine, California 92612 (Former name or former address, if changed since last report)

The undersigned Registrant hereby amends the following item of its Current Report on Form 8-K, filed on June 20, 1997. The Registrant is amending Item 7 to include certain required financial statements and pro forma financial information.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED                                                    Page
         Audited financial statements of the business acquired (Electronic Business                4
         Machines, Inc.) as of May 31, 1997 and December 31, 1996 and for the five months ended May 31, 1997 and the years ended December 31, 1996 and
         1995, together with the independent auditors' report thereon.

         Unaudited financial statements of Electronic Business Machines, Inc. as of               14
         March 31, 1997 and for the three months ended March 31, 1997 and 1996.

(b) PRO FORMA CONDENSED COMBINED FINANCIAL INORMATION (UNAUDITED)

         Unaudited pro forma condensed combined financial information of Bristol Retail Solutions, Inc. and Electronic Business Machines, Inc.:

                  Introduction to pro forma condensed combined financial                          18
                  information

                  Pro forma condensed combined balance sheet as of                                19
                  March 31, 1997

                  Pro forma condensed combined statement of operations for the                    20
                  period from inception (April 3, 1996) to December 31, 1996

                  Pro forma condensed combined statement of operations for the                    21
                  three months ended March 31, 1997

                  Notes to pro forma condensed combined financial information                     22

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        BRISTOL RETAIL SOLUTIONS, INC.
                                        (Registrant)


Date:  August 11, 1997                  By: /s/ ROGER MONACO
                                        -----------------------------------
                                        Roger Monaco, Senior Vice President
                                        and Chief Financial Officer

                         Report of Independent Auditors



The Board of Directors and Stockholder of Electronic Business Machines, Inc.

We have audited the accompanying balance sheets of Electronic Business Machines, Inc. (the Company) as of December 31, 1996 and May 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the two years ended December 31, 1996 and the five-month period ended May 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1996 and May 31, 1997, and the results of its operations and its cash flows for each of the two years ended December 31, 1996 and the five-month period ended May 31, 1997, in conformity with generally accepted accounting principles.



                                                        ERNST & YOUNG LLP


July 15, 1997

                       Electronic Business Machines, Inc.

                                 Balance Sheets


                                                        DECEMBER 31,         MAY 31,
                                                            1996              1997
                                                        ------------       ----------
ASSETS
Current assets:
     Cash                                                $   39,151        $   22,490
     Accounts receivable, less allowance of
        $45,962 in 1996 and $55,962 in 1997                 404,300           457,101
     Inventories                                            236,482           245,987
     Prepaid expenses and other                              12,643             6,210
     Note receivable-stockholder, current portion             7,834            13,807
                                                         ----------        ----------
     Total current assets                                   700,410           745,595

Property and equipment, net                                 343,912           322,405

Note receivable-stockholder, less current portion            86,588            80,615
Other assets                                                  4,421             4,081
                                                         ----------        ----------
                                                             91,009            84,696

                                                         ----------        ----------
Total assets                                             $1,135,331        $1,152,696
                                                         ==========        ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
     Accounts payable                                    $  219,048        $  315,293
     Accrued wages and expenses                              70,316            99,751
     Deferred revenue                                       226,418           205,561
     Customer advances                                       13,500            10,000
     Current portion of long-term debt                       63,507            65,879
                                                         ----------        ----------
Total current liabilities                                   592,789           696,484

Long-term debt, less current portion                        356,846           332,190

Stockholder's equity
     Common stock, 1,000 shares authorized,
          200 issued and outstanding                          1,000             1,000
Retained earnings                                           184,696           123,022
                                                         ----------        ----------
Total stockholder's equity                                  185,696           124,022

                                                         ==========        ==========
Total liabilities and stockholder's equity               $1,135,331        $1,152,696
                                                         ==========        ==========

See accompanying notes.

                       Electronic Business Machines, Inc.

                            Statements of Operations


                                                         YEAR ENDED                 FIVE MONTHS
                                                         DECEMBER 31,               ENDED MAY 31,
                                                    1995              1996              1997
                                                 ----------        ----------       -------------
Revenue:
    System sales and installation                $1,166,566        $1,422,813        $   642,251
    Service and supplies sales                      947,029         1,097,515            475,405
                                                 ----------        ----------        -----------
Net revenue                                       2,113,595         2,520,328          1,117,656

Costs and expenses:
    Cost of system sales and installation           807,659           852,806            505,605
    Cost of service and supplies sales              640,463           624,058            344,316
    Selling, general and administrative             603,659           701,947            294,331
                                                 ----------        ----------        -----------
Total costs and expenses                          2,051,781         2,178,811          1,144,252
                                                 ----------        ----------        -----------

Operating income (loss)                              61,814           341,517            (26,596)

Interest expense                                     59,015            51,206             23,457
                                                 ----------        ----------        -----------

Net income (loss)                                $    2,799        $  290,311        $   (50,053)
                                                 ==========        ==========        ===========


See accompanying notes.

                       Electronic Business Machines, Inc.

                       Statements of Stockholder's Equity


                                      Common Stock           Retained
                                   -------------------       earnings
                                   Shares      Amounts       (deficit)           Total
                                   ------      -------       ---------         ---------
Balance at December 31, 1994        200        $1,000        $ (75,121)        $ (74,121)

Distribution to stockholder          --            --          (13,073)          (13,073)

Net income                           --            --            2,799             2,799
                                    ---        ------        ---------         ---------
Balance at December 31, 1995        200         1,000          (85,395)          (84,395)

Distribution to stockholder          --            --          (20,220)          (20,220)

Net income                           --            --          290,311           290,311
                                    ---        ------        ---------         ---------
Balance at December 31, 1996        200         1,000          184,696           185,696

Distribution to stockholder          --            --          (11,621)          (11,621)

Net loss                             --            --          (50,053)          (50,053)

                                    ===        ======        =========         =========
Balance at May 31, 1997             200        $1,000        $ 123,022         $ 124,022
                                    ===        ======        =========         =========

See accompanying notes.

                       Electronic Business Machines, Inc.

                            Statements of Cash Flows


                                                                   YEAR ENDED                 FIVE MONTHS
                                                                   DECEMBER 31,              ENDED MAY 31,
                                                             1995              1996              1997
                                                           ---------         ---------       -------------
OPERATING ACTIVITIES
Net income (loss)                                          $   2,799         $ 290,311         $(50,053)
Adjustments to reconcile net income (loss) to
     net cash provided by operations:
       Depreciation and amortization                          34,363            36,806           28,307
       Changes in operating assets and liabilities:
           Accounts receivable                              (185,197)          (69,804)         (52,801)
           Inventories                                       (16,358)          (43,292)          (9,505)
           Prepaid expenses and other                         (5,825)           (6,454)           6,433
           Accounts payable                                  120,056            14,649           96,246
           Accrued wages and expenses                          5,506            15,577           29,435
           Deferred revenue                                   23,116           (46,048)         (20,857)
           Customer advances                                 112,800           (99,300)          (3,500)
                                                           ---------         ---------         --------
Net cash provided by operations                               91,260            92,445           23,705

INVESTING ACTIVITIES
Payments for property and equipment                          (36,439)          (23,365)          (6,461)

FINANCING ACTIVITIES
Debt repayments                                              (45,950)          (59,637)         (22,284)
Borrowings                                                     8,800            15,650               --
Distribution to stockholder                                  (13,073)          (20,220)         (11,621)
                                                           ---------         ---------         --------
Net cash used for investing activities                       (50,223)          (64,207)         (33,905)
                                                           ---------         ---------         --------

Net increase (decrease) in cash                                4,598             4,873          (16,661)
Cash at beginning of year                                     29,680            34,278           39,151
                                                           ---------         ---------         --------
Cash at end of year                                        $  34,278         $  39,151         $ 22,490
                                                           =========         =========         ========

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest                                     $  59,015         $  51,206         $ 15,151
                                                           =========         =========         ========

See accompanying notes.

                       Electronic Business Machines, Inc.

                          Notes to Financial Statements

                                  May 31, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Electronic Business Machines (the Company or EBM) is an Indiana corporation. On June 6, 1997, all of the outstanding stock of the Company was acquired by Cash Registers, Incorporated (CRI), a wholly-owned subsidiary of Bristol Technology Systems, Inc. (subsequently renamed Bristol Retail Solutions, Inc.), effective as of May 31, 1997. The accompanying financial statements present the historical accounts of EBM immediately prior to the CRI acquisition.

NATURE OF BUSINESS

The Company sells, installs, and services cash registers, point-of-sale (POS) systems, computers and related hardware primarily in the Midwestern United States. The Company sells its cash registers primarily to restaurants while computers and related products are sold to a wide range of customers. Credit is extended based on an evaluation of the customer's financial condition. Collateral is generally not required.

REVENUE RECOGNITION

The Company recognizes revenue for system sales upon delivery to the customer and completed installation of the system. The Company sells product service contracts for hardware and peripheral support which generally cover a period of twelve months. Revenues from such service contracts are deferred and amortized on a straight-line basis over the life of the contracts. Deferred revenue represents the unrealized portion of deferred maintenance contract revenue.

CUSTOMER ADVANCES

Customer advances represent deposits made in advance of equipment installation and are applied against invoices when revenue is recorded.

INVENTORIES

Inventories are stated at the lower of cost or market using the specific identification method for inventories with identifying serial numbers and the average cost method for all other inventories.

                       Electronic Business Machines, Inc.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed principally by accelerated methods for income tax and financial reporting purposes over the estimated useful lives of the assets which range from three to thirty-one and a half years.

INCOME TAXES

The Company has elected to be taxed as a Subchapter S corporation as defined in the Internal Revenue Code for federal and state income tax purposes, whereby the income of the Company is normally taxed to the stockholder. Accordingly, these financial statements include only a provision for income taxes payable to local governments which do not recognize Subchapter S corporation elections.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company's cash, accounts receivable and accounts payable approximated their carrying amounts due to the relatively short maturity of these items. The fair value of debt approximated its carrying amount at May 31, 1997 based on rates currently available to the Company for debt with similar terms and remaining maturities.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                       Electronic Business Machines, Inc.

2. CONCENTRATION OF CREDIT RISK

For the years ended December 31, 1995 and 1996 and the five months ended May 31, 1997, the Company had 3%, 11% and 10%, respectively, of revenues attributed to one food franchiser and its franchisees. At December 31, 1996 and May 31, 1997, accounts receivable due from these customers totaled $120,000 and $85,000, respectively.

3. INVENTORIES

Inventories consist primarily of POS terminals, computers, peripherals, paper and other supplies for resale to customers, as well as items to support maintenance contracts. Inventories held by revenue type were as follows:

                                           DECEMBER 31, 1996       MAY 31, 1997
                                           ------------------      ------------
Systems and installation inventories            $108,146             $102,065
Service and supplies inventories                 128,336              143,922
                                                ========             ========
                                                $236,482             $245,987
                                                ========             ========

Included in inventories at May 31, 1997 is approximately $91,000 of refurbished parts and components which the Company has on hand to fulfill maintenance contract requirements. Due to the nature of the systems installed and the longevity of the systems in general, service may be provided for up to 12 years after sale, causing much of the refurbished inventory on hand to be of older items.

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                DECEMBER 31, 1996    MAY 31, 1997
                                                -----------------    ------------
Land                                                $  16,700         $  16,700
Buildings and improvements                            366,517           366,517
Capital lease equipment                                 3,845             3,845
Other equipment                                        92,531            96,448
Automobiles                                           105,045            91,102
                                                    ---------         ---------
                                                      584,638           574,612
Less accumulated depreciation                        (240,726)         (252,207)
                                                    =========         =========
Property, plant and equipment, net                  $ 343,912         $ 322,405
                                                    =========         =========

                       Electronic Business Machines, Inc.

4. PROPERTY AND EQUIPMENT (CONTINUED)

As part of CRI's purchase of the Company, on the day immediately following the effective closing date of May 31, 1997, the Company transferred all real property and related obligations (consisting of SBA loans) to the former owner of the Company. In conjunction with this transfer, the Company entered into a lease agreement whereby the Company has agreed to lease the Louisville, Kentucky and Greenwood, Indiana, facilities from the former owner for three years at an aggregate monthly rental of $ 7,125. No rent escalation clauses or renewal options are included in the leases.

5. LONG-TERM DEBT

Long-term debt consists of the following:

                                                   DECEMBER 31, 1996    MAY 31, 1997
                                                   -----------------    ------------
SBA loan from bank, due 1992-2002, variable
  interest, 11.25% at May 31, 1997                     $343,742           $330,264

SBA loan from bank, due 1989-2004, variable
  interest, 10.5% at May 31, 1997                        53,167             50,722

Automobile loans, due through 1999, various
  interest rates                                         21,474             15,627

Other                                                     1,970              1,456
                                                       --------           --------
                                                        420,353            398,069

Less current portion                                     63,507             65,879
                                                       --------           --------
                                                       $356,846           $332,190
                                                       ========           ========


The two SBA loans are collateralized by the buildings and improvements purchased using the proceeds. The automobile loans are collateralized by the automobiles purchased with those funds. The net book value of property held as collateral at December 31, 1996 and May 31, 1997 was $254,505 and $242,950, respectively.

As part of the purchase agreement, effective June 1, 1997, the real property and related SBA loans were transferred to the former owner.

                       Electronic Business Machines, Inc.

6. COMMITMENTS AND CONTINGENCIES

Future minimum lease payments for noncancellable operating leases at May 31, 1997 were (through December 31, for 1997):

               1997                             $  49,875
               1998                                85,500
               1999                                78,375
                                                 --------
                                                 $213,750
                                                 ========

LITIGATION

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Management believes the resolution of such matters will not have a material effect on the Company's financial position or future results of operations.

7. EMPLOYEE BENEFIT PLAN

The Company sponsors a Section 401(K) employee savings plan, covering substantially all full-time employees who have worked for the Company for more than one year. The Company has not made any discretionary contributions. The Company recorded expenses related to the Plan of $879, $742, and $0 for the two years ended December 31, 1995 and 1996 and the five-month period ended May 31, 1997, respectively.

8. NOTE RECEIVABLE - STOCKHOLDER

The note receivable-stockholder is a six-year obligation of the former owner of the Company which commences on June 1, 1997 and replaces a note receivable due the Company for the same amount. This note is a non-interest bearing note with a face value of $120,000 which is carried in the balance sheet at $94,400, the present value of the note discounted at 9.4%. The Company has the right, if needed, to offset payments made to the former owner for consulting services against payments due from the former owner.

                       ELECTRONIC BUSINESS MACHINES, INC.
                                  BALANCE SHEET
                                 MARCH 31, 1997
                                   (UNAUDITED)

                                     ASSETS


CURRENT ASSETS:
  Cash and cash equivalents                                  $   11,466
  Accounts receivable - net of allowance for doubtful
    accounts of $52,982                                         441,917
  Inventories                                                   241,693
  Prepaid expenses and other current assets                       6,845
  Note receivable-stockholder, current portion                    7,834
                                                             ----------
     TOTAL CURRENT ASSETS                                       709,755

Property and equipment, net                                     324,741
Note receivable-stockholder, less current portion                86,588
Other assets                                                      4,217
                                                             ----------
TOTAL ASSETS                                                 $1,125,301
                                                             ==========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                           $  273,038
  Deferred revenue                                              222,292
  Other accrued expenses                                         61,350
  Current portion of notes payable                               59,762
                                                             ----------
      TOTAL CURRENT LIABILITIES                                 616,442

NOTES PAYABLE LESS CURRENT PORTION                              343,913


STOCKHOLDERS' EQUITY:
  Common stock, 1,000 shares authorized,
     200 shares issued                                            1,000
  Retained earnings                                             163,946
                                                             ----------
      TOTAL STOCKHOLDERS' EQUITY                                164,946
                                                             ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $1,125,301
                                                             ==========

                       See notes to financial statements.

                       ELECTRONIC BUSINESS MACHINES, INC.

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                Quarter Ended     Quarter Ended
                                                March 31,1997     March 31, 1996
                                                -------------     --------------
REVENUE:
     System sales and installation                $ 466,869         $ 323,457
     Service and supplies sales                     212,804           229,283
                                                  ---------         ---------

Net revenue                                         679,673           552,740

Costs and expenses:
     Cost of system sales and installation          366,528           267,920
     Cost of service and supplies sales             151,342           151,785
     Selling, general and administrative            168,479           153,222
                                                  ---------         ---------

Total costs and expenses                            686,349           572,927
                                                  ---------         ---------

Operating loss                                       (6,676)          (20,187)

Interest expense                                     14,074            12,802
                                                  ---------         ---------

Net loss                                          $ (20,750)        $ (32,989)
                                                  =========         =========



                       See notes to financial statements.

                       ELECTRONIC BUSINESS MACHINES, INC.

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                            Quarter Ended    Quarter Ended
                                                            March 31, 1997   March 31, 1996
                                                            --------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
         NET LOSS                                              $(20,750)        $(32,989)
         ADJUSTMENTS TO RECONCILE NET LOSS
           TO NET CASH USED IN OPERATING ACTIVITIES:
                 Depreciation and amortization                   22,430           21,480
                 Provision for doubtful accounts                  7,020                0
           Changes in operating assets and liabilities:
                 Accounts receivable                            (44,637)          49,566
                 Inventories                                     (5,211)           3,872
                 Prepaid expenses and other assets                5,402           (6,231)
                 Accounts payable                                53,990          (43,625)
                 Deferred revenue                                (4,126)          (5,756)
                 Other current liabilities                      (22,466)           9,262
                                                               --------         --------
           Net cash used in operating activities                 (8,348)          (4,421)

CASH FLOWS FROM INVESTING ACTIVITIES:
           Additions to property and equipment                   (2,659)          (5,791)

CASH FLOWS FROM FINANCING ACTIVITIES:
           Debt repayments                                      (16,678)         (10,274)
                                                               --------         --------
         NET DECREASE IN CASH AND CASH EQUIVALENTS              (27,685)         (20,486)
CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD                    39,151           34,278
                                                               --------         --------
CASH AND CASH EQUIVALENTS END OF PERIOD                        $ 11,466         $ 13,792
                                                               ========         ========

                       ELECTRONIC BUSINESS MACHINES, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                     QUARTERS ENDED MARCH 31, 1997 AND 1996


1.       BASIS OF PRESENTATION

         The accompanying interim financial statements of Electronic Business Machines, Inc. (the "Company") have been prepared without audit. In the opinion of Company management, the financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position as of March 31,1997 and the results of operations and cash flows for the quarters ended March 31, 1997 and 1996.

         Results of operations for the quarter ended March 31, 1997 are not necessarily indicative of the results to be expected for the fiscal year.

         The Company has elected to be taxed as a Subchapter S corporation as defined in the Internal Revenue Code for federal and state income tax purposes, whereby the income of the Company is normally taxed to the stockholder. Accordingly, these financial statements include only a provision for income taxes payable to local governments which do not recognize Subchapter S corporation elections.

2.       SUBSEQUENT EVENTS

         Subsequent to March 31, 1997, the Company and Bristol Technology Systems, Inc. (subsequently renamed Bristol Retail Solutions, Inc.) ("Bristol") entered into an agreement to merge the Company with and into Cash Registers, Incorporated, a wholly-owned subsidiary of Bristol. In connection with the transaction, which closed on June 6, 1997, the stockholder of the Company received a combination of cash and common stock of Bristol.

                         BRISTOL RETAIL SOLUTIONS, INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma condensed combined financial information gives effect to the combination of Bristol Retail Solutions, Inc. (the Company, formerly Bristol Technology Systems, Inc.) with (i) Cash Registers, Incorporated (CRI), which was acquired by the Company effective June 28, 1996 for cash consideration of $955,000, including acquisition costs of $72,000; (ii) Automated Register Systems, Inc. (ARS), which was acquired by the Company effective December 31, 1996 for consideration of $1,103,000 in cash, including acquisition costs of $78,000, and 58,154 shares of non-registered, restricted common stock of the Company which were valued at $683,000 at the acquisition date; and (iii) Electronic Business Machines, Inc. (EBM), which was acquired by the Company effective June 6, 1997 for the following consideration:
$452,000 in cash, including $52,000 of acquisition costs; a note payable of $21,000 to be paid in cash seventy-five days after the acquisition date; 139,682 shares of non-registered, restricted common stock of the Company which were valued at $550,000 at the acquisition date; and a note payable of $29,000 to be paid by 7,351 shares of non-registered, restricted common stock of the Company seventy-five days after the acquisition date. The unaudited pro forma condensed combined financial information is based on the historical financial statements of the Company, CRI, ARS and EBM and certain assumptions set forth below and in the notes to the unaudited pro forma condensed combined financial information. The Company changed its name to Bristol Retail Solutions, Inc. in July 1997. The Company's former name was Bristol Technology Systems, Inc.

         The unaudited pro forma condensed combined balance sheet gives effect to the combination of the Company with EBM as if such merger had occurred on the Company's latest balance sheet date, March 31, 1997. The carrying values of the acquired tangible assets and assumed liabilities of EBM have been adjusted to approximate fair value. The allocation of the purchase price is subject to final determination based on the valuation of the assets acquired. Any additional purchase price adjustments are not expected to be material to the pro forma financial information taken as a whole. The balance sheets of CRI and ARS are included in the Company's historical consolidated balance sheet at March 31, 1997.

         The unaudited pro forma condensed combined statement of operations for the period from inception (April 3, 1996) to December 31, 1996 gives effect to the acquisitions of CRI, ARS and EBM as if all of such acquisitions had been made on April 3, 1996. The unaudited pro forma condensed combined statement of operations for the period from inception (April 3, 1996) to December 31, 1996 includes the audited historical financial information of the Company for the period from inception (April 3, 1996) to December 31, 1996; the financial information of CRI for the period from April 3, 1996 to June 30, 1996; and the financial information of ARS and EBM for the period from April 3, 1996 to December 31, 1996.

         The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 1997 includes the unaudited interim financial information of the Company and EBM for the three months ended March 31, 1997. The financial information of CRI and ARS is included in the Company's historical consolidated statement of operations for the three months ended March 31, 1997.

         Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma condensed combined financial information presented herein is not necessarily indicative of the results the Company would have obtained had such events occurred at the beginning of the period, as assumed, or the future results of the Company. The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's audited historical financial statements and related notes thereto in its Annual Report on Form 10-KSB for the period from inception (April 3, 1996) to December 31, 1996 and the Company's unaudited historical financial statements and related notes thereto in its Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1997, both previously filed, and the audited historical financial statements and related notes thereto of Electronic Business Machines, Inc. as of May 31, 1997 and December 31, 1996 and for the five months ended May 31, 1997 and for the years ended December 31, 1996 and 1995 and the unaudited historical financial statements and related notes thereto of Electronic Business Machines, Inc. as of March 31, 1997 and for the three months ended March 31, 1997 and 1996, both included herein.

                         BRISTOL RETAIL SOLUTIONS, INC.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                                 March 31, 1997


                                                                Historical         EBM          Pro Forma        Pro Forma
                                                                 Company        Acquisition    Adjustments        Combined
                                                               ------------     -----------    -----------      ------------
Current assets:
     Cash and cash equivalents                                 $  4,519,770     $   11,466      $(452,313)(a)   $  4,078,923
     Accounts receivable                                          1,257,386        441,917             --          1,699,303
     Inventories                                                  2,204,577        241,693             --          2,446,270
     Prepaid expenses and other current assets                       59,238          6,845             --             66,083
     Amounts due from related parties                                75,114          7,834             --             82,948
                                                               ------------     ----------      ---------       ------------
             Total current assets                                 8,116,085        709,755       (452,313)         8,373,527
Property and equipment, net                                         264,688        324,741         99,622 (a)        689,051
Intangible assets, net                                            1,664,878             --        787,745 (a)      2,452,623
Other assets                                                        190,978          4,217             --            195,195
Note receivable from related party                                       --         86,588             --             86,588
                                                               ============     ==========      =========       ============
             Total assets                                      $ 10,236,629     $1,125,301      $ 435,054       $ 11,796,984
                                                               ============     ==========      =========       ============


Current liabilities:
     Line-of-credit                                            $     50,000     $       --      $      --       $     50,000
     Accounts payable                                               840,281        273,038             --          1,113,319
     Accrued expenses                                               566,055         60,350             --            626,405
     Deferred revenue                                               491,203        222,292             --            713,495
     Customer advances                                              412,635          1,000             --            413,635
     Note payable to related party                                   40,000             --         50,000 (a)         90,000
     Current portion of long-term debt                                   --         59,762             --             59,762
     Current portion of capital lease obligation                     19,193             --             --             19,193
                                                               ------------     ----------      ---------       ------------
             Total current liabilities                            2,419,367        616,442         50,000          3,085,809
Long-term debt                                                           --        343,913             --            343,913
Capital lease obligation - non-current portion                       32,485             --             --             32,485
Other long-term liabilities                                          36,749             --             --             36,749
                                                               ------------     ----------      ---------       ------------
             Total liabilities                                    2,488,601        960,355         50,000          3,498,956
Stockholders' equity:
     Common stock                                                     4,746             --            140 (a)          4,886
     Additional paid-in capital                                   8,284,893             --        549,860 (a)      8,834,753
     Accumulated deficit                                           (541,611)            --             --           (541,611)
     Equity of purchased company                                         --        164,946       (164,946)(a)             --
                                                               ------------     ----------      ---------       ------------
             Total stockholders' equity                           7,748,028        164,946        385,054          8,298,028
                                                               ------------     ----------      ---------       ------------
             Total liabilities and stockholders' equity        $ 10,236,629     $1,125,301      $ 435,054       $ 11,796,984
                                                               ============     ==========      =========       ============


See accompanying notes.

                         BRISTOL RETAIL SOLUTIONS, INC.
         Unaudited Pro Forma Condensed Combined Statement of Operations
       For the Period from Inception (April 3, 1996) to December 31, 1996


                                              Historical        CRI           ARS          EBM      Pro Forma       Pro Forma
                                                Company     Acquisition   Acquisition  Acquisition  Adjustments      Combined
                                              -----------   -----------   -----------  -----------  -----------    ------------
Revenue:
     System sales and installation            $ 3,120,350   $ 1,722,402   $2,500,571   $1,099,356   $      --      $  8,442,679
     Service and supplies sales                 1,075,880       529,294    1,137,339      868,232          --         3,610,745
                                              -----------   -----------   ----------   ----------   ---------      ------------
Net revenue                                     4,196,230     2,251,696    3,637,910    1,967,588          --        12,053,424
Costs and expenses:
     Cost of system sales and installation      2,161,340     1,196,549    1,650,470      584,886          --         5,593,245
     Cost of service and supplies sales           684,655       316,059      769,223      472,273          --         2,242,210
     Selling, general and administrative
       expenses                                 1,452,215       720,737      817,792      548,725      81,403 (b)     3,674,439
                                                                                                       53,567 (c)
                                              -----------   -----------   ----------   ----------   ---------      ------------
         Total costs and expenses               4,298,210     2,233,345    3,237,485    1,605,884     134,970        11,509,894
                                              -----------   -----------   ----------   ----------   ---------      ------------
Operating income (loss)                          (101,980)       18,351      400,425      361,704    (134,970)          543,530
Other (income) expense:
     Investment income                            (43,280)       (2,036)          --           --          --           (45,316)
     Interest expense                              46,125         5,174       22,090       38,404      20,438 (d)       132,231
                                              -----------   -----------   ----------   ----------   ---------      ------------
         Total other expense                        2,845         3,138       22,090       38,404      20,438            86,915
                                              -----------   -----------   ----------   ----------   ---------      ------------
Income (loss) before income taxes                (104,825)       15,213      378,335      323,300    (155,408)          456,615
Income tax provision (benefit)                      1,800         5,335      144,252           --     (27,591)(e)       123,796
                                              -----------   -----------   ----------   ----------   ---------      ------------
Net income (loss)                             $  (106,625)  $     9,878   $  234,083   $  323,300   $(127,817)     $    332,819
                                              ===========   ===========   ==========   ==========   =========      ============
Net income (loss) per common share:           $     (0.03)                                                         $       0.07
                                              ===========                                                          ============
Common shares used in computing per share
  amounts:                                      3,483,012                                                             4,890,667 (g)
                                              ===========                                                          ============


See accompanying notes.

                         BRISTOL RETAIL SOLUTIONS, INC.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                    For the Three Months Ended March 31, 1997


                                                         Historical             EBM           Pro Forma            Pro Forma
                                                           Company          Acquisition      Adjustments           Combined
                                                         -----------        -----------      -----------          -----------
Revenue:
     System sales and installation                       $ 1,748,821         $ 466,869         $    --            $ 2,215,690
     Service and supplies sales                              911,477           212,804              --              1,124,281
                                                         -----------         ---------         -------            -----------
Net revenue                                                2,660,298           679,673              --              3,339,971
Costs and expenses:
     Cost of system sales and installation                 1,171,596           366,528              --              1,538,124
     Cost of service and supplies sales                      689,335           151,342              --                840,677
     Selling, general and administrative expenses          1,284,821           168,479           4,923 (f)          1,458,223
                                                         -----------         ---------         -------            -----------
         Total costs and expenses                          3,145,752           686,349           4,923              3,837,024
                                                         -----------         ---------         -------            -----------
Operating loss                                              (485,454)           (6,676)         (4,923)              (497,053)
Other (income) expense:
     Interest income                                         (64,252)               --              --                (64,252)
     Interest expense                                         12,734            14,074              --                 26,808
                                                         -----------         ---------         -------            -----------
         Total other (income) expense                        (51,518)           14,074              --                (37,444)
                                                         -----------         ---------         -------            -----------
Loss before income taxes                                    (433,936)          (20,750)         (4,923)              (459,609)
Income tax provision                                           1,050                --              --                  1,050
                                                         ===========         =========         =======            ===========
Net loss                                                 $  (434,986)        $ (20,750)        $(4,923)           $  (460,659)
                                                         ===========         =========         =======            ===========
Net loss per common share                                $     (0.09)                                             $     (0.09)
                                                         ===========                                              ===========
Common shares used in computing per share amounts          4,745,654                                                4,886,561 (h)
                                                         ===========                                              ===========


See accompanying notes.

                         BRISTOL RETAIL SOLUTIONS, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


1.       UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENTS

(a) Adjustment to reflect the acquisition of EBM for the following consideration: $452,000 in cash, including $52,000 of acquisition costs; a note payable of $21,000 to be paid in cash seventy-five days after the acquisition date; 139,682 shares of non-registered, restricted common stock of the Company which were valued at approximately $550,000; and a note payable of $29,000 to be paid by 7,351 shares of non-registered, restricted common stock of the Company seventy-five days after the acquisition date. Acquired land and buildings were written up to their fair market value as part of the preliminary purchase price allocation. The preliminary purchase price allocation includes amounts assigned to goodwill of $788,000 which represents the excess of the cost over the fair value of the net assets acquired and is being amortized over a period of 40 years. The final purchase price allocation may involve the assignment of amounts to different intangible assets which may be amortized over different periods.

2.       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
         ADJUSTMENTS

(b) Adjustment to reflect the increase in amortization expense relating to the goodwill recorded in purchase accounting related to the CRI, ARS and EBM acquisitions and the amortization of such goodwill over its estimated useful life. An aggregate of $1,712,000 of goodwill was recorded in connection with the CRI and ARS acquisitions and is being amortized over an estimated useful life of 15 years and $788,000 of goodwill was preliminarily recorded in connection with the acquisition of EBM and is being amortized over an estimated useful life of 40 years. The final allocation of the EBM purchase price may involve the assignment of amounts to different intangible assets which may be amortized over different periods.

(c) Adjustment to reflect an increase in rent expense at ARS. As part of the acquisition of ARS by the Company, ARS's office facility lease was renegotiated and the monthly rental rate was increased.

(d) Adjustment to reflect an increase in interest expense as if the Company's $817,500 subordinated notes payable had been issued on April 3, 1996. The subordinated notes payable were issued in June 1996 and bore interest at 10% per annum. The proceeds from the subordinated notes payable were used by the Company to acquire CRI on June 28, 1996. The subordinated notes payable were retired on November 22, 1996.

(e) Adjustment to calculate the impact on income taxes of the pro forma adjustments at the effective income tax rate for the respective entities in the respective periods to which the adjustments relate.

(f) Adjustment to reflect the increase in amortization expense relating to the goodwill of $788,000 preliminarily recorded in purchase accounting related to the EBM acquisition and the amortization of such goodwill over an estimated useful life of 40 years.

(g) The weighted average shares outstanding used to calculate pro forma earnings per share for the period from inception (April 3, 1996) to December 31, 1996 is based on the assumptions that (i) the Company's actual common shares outstanding at December 31, 1996 of 4,745,654, including 2,648,745 shares issued at the inception of the Company, 577,417 shares issued in a private placement in June 1996, 1,437,500 shares issued in the Company's initial public offering in November 1996, 58,154 shares issued to the stockholders of ARS on December 31, 1996 and 23,838 shares issued to directors of the Company, and (ii) the 139,682 shares of common stock issued to the shareholder of EBM at the acquisition date had all been issued at the beginning of the period and that the additional 7,351 shares of common stock had been issued to the shareholder of EBM seventy-five days after the beginning of the period. A portion of the proceeds from the private placement and the initial public offering were used by the Company to acquire CRI, ARS and EBM.

                         BRISTOL RETAIL SOLUTIONS, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


2. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS (CONTINUED)


(h) The weighted average shares outstanding used to calculate pro forma earnings per share for the three months ended March 31, 1997 is based on the actual weighted average shares outstanding of 4,745,654 for the quarter as adjusted to reflect (i) the issuance of 139,682 shares of common stock to the shareholder of EBM at the beginning of the quarter and (ii) the issuance of 7,351 shares of common stock to the shareholder of EBM seventy-five days after the beginning of the quarter.